                                                                      Exhibit 21

                       SUBSIDIARIES OF AMEREN CORPORATION

                                                                   State or Jurisdiction
Name                                                                  of Incorporation
----                                                                  ----------------
Ameren Corporation                                                        Missouri

    Ameren Development Company                                            Missouri
        Ameren ERC, Inc.                                                  Missouri

    Ameren Energy, Inc.                                                   Missouri
    Ameren Services Company                                               Missouri

    Central Illinois Public Service Company (dba Ameren CIPS)             Illinois
        Illinois Steam Inc.                                               Illinois
        CIPS Energy Inc.                                                  Illinois
        Electric Energy, Inc.(1)                                         Illinois

    CIPSCO Investment Company                                             Illinois
        CIPSCO Securities Company                                         Illinois
        CIPSCO Leasing Company                                            Illinois
            CLC Aircraft Leasing Company                                  Illinois
            CLC Leasing Company A                                         Illinois
            CLC Leasing Company B                                         Illinois
            CLC Leasing Company C                                         Illinois
        CIPSCO Energy Company                                             Illinois
            CEC-PGE-G Co.                                                 Illinois
            CEC-PGE-L Co.                                                 Illinois
            CEC-APL-G Co.                                                 Illinois
            CEC-APL-L Co.                                                 Illinois
            CEC-PSPL-G Co.                                                Illinois
            CEC-PSPL-L Co.                                                Illinois
            CEC-MPS-G Co.                                                 Illinois
            CEC-MPS-L Co.                                                 Illinois
            CEC-ACE-G Co.                                                 Illinois
            CEC-ACE-L Co.                                                 Illinois
            CEC-ACLP Co.                                                  Illinois
        CIPSCO Venture Company                                            Illinois

    Union Electric Company (dba AmerenUE)                                 Missouri
        Union Electric Development Company                                Missouri
        Electric Energy, Inc.(2)                                          Illinois

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    1   Central Illinois Public Service Company owns 20% of the common stock.

    2   Union Electric Company owns 40% of the common stock.